Exhibit 23.3

Consent of Independent Auditors

The Board of Directors

New Media Investment Group Inc.:

We consent to the use of our report which has been incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

April 10, 2015